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                                                                  Exhibit 10.24

                             LICENSE AGREEMENT

This Agreement is dated as of June 7, 1999 ("Agreement") and is entered into by and between Synge.com, 151 Kalmus Dr. Suite D200, Costa Mesa, CA 92626 ("Licensee") and Entertainment Boulevard, Inc., 4052 Del Rey Avenue Suite 108, Marina Del Rey, California 90292 ("EBLD").

1.       CONTENT AND RECIPROCAL LINKS

EBLD distributes entertainment-related content, including streaming music videos through a web site located at www.vidnet.com ("EBLD Site"). EBLD hereby grants to Licensee a royalty-free, non-exclusive license to distribute such content from the EBLD Site as is mutually agreed by the parties ("Content") on the Synge.com web site, located at www.synge.com ("Licensee Site").

EBLD shall produce, host and serve a co-branded pop-up player or pop-up players within the Licensee Site (hereinafter Collectively referred to as "Co-Branded Player") for the distribution of the Content. The Co-Branded Player is defined as a web page or web pages that contain both parties' logos, trademarks, tradenames, service marks, and/or content as mutually agreed upon.

Licensee shall include a link to the Co-Branded Player on the Licensee Site in a mutually agreed upon place for the duration of the Term.

EBLD agrees that the Content shall not be defamatory or knowingly in breach of any person's rights, including any intellectual property rights, privacy or any other rights. Licensee shall have the right not to distribute the Content, or any portion thereof, at any time if in the reasonable opinion of Licensee any of the above conditions are breached and until EBLD has made the requisite editorial changes.

Both parties shall have the right to sell and shall use best efforts to sell advertising and sponsorships on the Co-Branded Player and shall split 50/50 all revenue received in connection therewith less any third party agency fees or commissions actually paid in connections with such advertising and sponsorships. Such advertising shall consist of any of the following: banner ads, corporate sponsorships, audio, video, or audio/video ads which are broadcast exclusively through the Co-Branded Player, or any other promotional text, graphic, audio clip or combination of these which generates revenue in exchange for broadcast over the Co-Branded Player. EBLD shall have the right to approve all pricing schedules for such advertising. Such approval shall not be unduly withheld, and EBLD shall respond to all requests for such approval within three (3) business days. Should advertising generated by Licensee conflict with advertising generated by EBLD, advertising generated by EBLD shall take priority, but both parties shall make all possible efforts to prevent such situation from occurring by informing each other of all advertising campaigns as they occur.

Each party will account to the other and pay its share of revenue within fifteen (15) days after the end of each calendar month. Along with such payment, each party will furnish a written statement reflecting the number of advertising impressions on, and number of visitors to, the Co-Branded Player during the applicable month. Any such statement shall be deemed accepted unless (i) the recipient notifies the sender in writing within eighteen months (18) from the date of receipt of such statement setting forth specific objections thereto and (ii) the recipient commences a lawsuit to contest such statement within two (2) years from the date of receipt of such statement. EBLD or EBLD's designated representative shall have the right, at Licensee's usual place of business, during business hours and on reasonable notice to Licensee (but in no event more than once annually), to examine and copy (provided EBLD keeps such copies confidential and uses them solely in connection with EBLD's audit rights hereunder, in any proceeding hereunder, or in any necessary business disclosures to a third party subject to such third party's agreement to retain such confidentiality) Licensee's books and records to confirm the accuracy of any such statements not otherwise deemed accepted. In the event that such audit reveals a discrepancy in the amounts owed EBLD from what was actually paid, Licensee shall pay EBLD


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the amount of such discrepancy. If such discrepancy is in excess of five percent (5%) of the amounts actually paid to EBLD, Licensee shall reimburse EBLD for the cost of such audit.

Conversely, Licensee or Licensee's designated representative shall have the right, at EBLD's usual place of business, during business hours and on reasonable notice to EBLD (but in no event more than once annually), to examine and copy (provided Licensee keeps such copies confidential and uses them solely in connection with Licensee's audit rights hereunder, in any proceeding hereunder, or in any necessary business disclosures to a third party subject to such third party's agreement to retain such confidentiality) EBLD's books and records to confirm the accuracy of any such statements not otherwise deemed accepted. In the event that such audit reveals a discrepancy in the amounts owed Licensee from what was actually paid, EBLD shall pay Licensee the amount of such discrepancy. If such discrepancy is in excess of five percent (5%) of the amounts actually paid to Licensee, EBLD shall reimburse Licensee for the cost of such audit.

EBLD and Licensee agree to explore other, non-Internet means of promoting their Sites and brands.

2.       REPRESENTATIONS AND WARRANTIES.

EBLD represents and warrants that it licenses the rights to the Content and that it has the authority to enter into this Agreement and to fully perform all of its obligations hereunder. EBLD represents and warrants that the grant of rights to the Content herein, does not violate the rights of any third parties and will adhere to applicable Federal, State and Local law and regulation in the performance of its obligations hereunder. Licensee represents and warrants that it has the authority to enter into this Agreement and to fully perform its obligations hereunder, and that it will adhere to applicable Federal, State and Local law and regulation in the performance of such obligations.

3.       TRADEMARK OWNERSHIP AND LICENSE.

EBLD and Licensee will retain all right, title and interest in and to their respective trademarks, service marks and trade names worldwide, subject to limited cross-licenses necessary to perform this Agreement. Neither party shall alter the other party's respective trademarks or other intellectual property without the other party's express written consent. All references to the other party's intellectual property shall include the appropriate trademark, copyright or other legal notices, and shall be subject to the other party's prior written approval.

4.       TERM.

This Agreement shall continue for one (1) year from the last date of execution of this Agreement. The Term shall be automatically renewed for additional one (1) year increments unless either party notifies the other at least thirty (30) days prior to the expiration of the then-current Term that it does not wish to renew the Term of the Agreement.

5.       TERMINATION.

Either party may terminate this Agreement if the other party breaches the Agreement and the breach remains uncured for thirty (30) days (or, if such breach is not susceptible to cure within thirty (30) days, the breaching party must initiate steps to cure the breach within said thirty (30) day period and continue its efforts to cure such breach), unless such breach is caused by the alteration of a party's trademark or other intellectual property, or failure to obtain an approval as required in this Agreement, in which case the breaching party shall have, upon notice, two (2) business days in which to cure. Either party may terminate this Agreement if the other party is the subject of a bankruptcy filing which is not dismissed within sixty (60) days. Either party may terminate this Agreement on thirty (30) days advance written notice to the other party. This


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Agreement shall terminate with no further obligations between the parties except the confidentiality obligation set out in Paragraph 6 below and the obligation contained in the next sentence of this Paragraph 5, if either the Licensee's Site or EBLD Site is removed from the Web and/or ceases operation for a period of more than two (2) consecutive weeks. Upon any termination, each party (i) will account to and pay the other party its share of revenues for all periods prior to the date of termination within thirty (30) days of termination and (ii) will promptly return to the other party any materials containing the Content. In addition, Paragraphs 2, 6, 7, 9 and 10 shall survive termination of this Agreement.

6.       CONFIDENTIALITY.

The terms and conditions of this Agreement shall be strictly confidential. All information about the development of the EBLD Site and the development and launch of the Co-Branded Player disclosed to Licensee, its officers, directors, employees and/or agents shall be treated as confidential. All information about the development of the Licensee Site and the development and launch of the Co-Branded Player disclosed to EBLD, its officers, directors, employees and/or agents shall be treated as confidential. Such confidentiality is of the essence to this Agreement.

7.       INDEMNITY.

Each party will indemnify the other, its parent, subsidiary and affiliated companies, their employees, officers, directors and agents from third party claims, losses, causes of action, costs (including reasonable attorney's fees) arising from the breach of any warranty, representation or covenant in the Agreement.

8.       LIMITATION ON WARRANTY.

Neither party makes any warranty regarding the quality of their goods and services. Neither party makes any warranty that all errors or failures in their respective sites will be corrected. The parties expressly disclaim all warranties of merchantability or fitness for a particular purpose. Beyond the warranties contained in this paragraph, the parties do not warrant that their sites are error-free or that operation of their sites will be secure or uninterrupted.

9.       LIMITATION ON LIABILITY.

In no event will either party be liable for any representation or warranty made to any end user or third party by the other party, or any agent of the other party. In no even will either party be liable for failure of its network or support services. These limitations shall survive and apply notwithstanding the validity of the limited remedies provided for in this agreement. Except for liability for indemnity, neither party shall have liability for any damages other than direct damages.

10.      DISPUTE RESOLUTION.

Disputes about trademarks, service marks, trade names and confidentiality may be resolved in court. All other disputes arising out of this Agreement shall be resolved through mediation and then binding arbitration in accordance with the rules and procedures of the American Arbitration Association, to take place in the County of Los Angeles, California.

11.      GENERAL.

Neither party may assign or otherwise transfer this Agreement without the other party's prior written consent. The parties hereto are neither partners nor joint venturers hereunder, and neither party shall have the power or authority to bind or obligate the other in any way. This Agreement may not be modified and none of its terms may be waived, except in writing signed by both parties. This Agreement shall not be binding until fully executed and delivered to each of the parties hereto. Neither party's failure or delay to enforce any rights hereunder shall be


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considered a waiver of such rights or a modification of this Agreement. This
Agreement shall be governed by and interpreted in accord with the laws of the State of California applicable to agreements entered into and to be performed wholly in California. The parties hereby consent to the exclusive jurisdiction of any State or Federal court empowered to enforce this Agreement in the State of California, County of Los Angeles, and the parties waive any objection thereto on the basis of personal jurisdiction or venue. This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement ad supersedes all prior agreements.

AGREED TO AND ACCEPTED BY:

SYNGE.COM                                  ENTERTAINMENT BOULEVARD, INC.

By:  /s/ John Sos                       By:  /s/ Stephen Brown
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Name: John Sos                          Name: Stephen Brown
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Title: Vice President                   Title: CEO
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Date: 6/3/99                            Date: 6/7/99
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